Exhibit 10.2

SECOND AMENDMENT TO CONSULTING AGREEMENT

This SECOND AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is made and entered into as of April __, 2026, by and between Z Squared, Inc., a Wyoming corporation (the “Company”), and Group 10 Holdings, LLC, a New Jersey limited liability company (the “Consultant” and, together with the Company, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Company and the Consultant entered into that certain Letter Agreement, dated June 24, 2025 (the “Original Agreement”);

WHEREAS, the Parties amended the Original Agreement pursuant to that certain First Amendment to Consulting Agreement, dated January 2, 2026 (the “First Amendment” and, together with the Original Agreement, the “Agreement”);

WHEREAS, the Consultant has provided strategic, operational, and transactional advisory services to the Company in connection with, among other things, the Company’s business combination with Coeptis Therapeutics Holdings, Inc. and the listing of the Company’s common stock on the Nasdaq Global Market (collectively, the “Transaction”), which Transaction has been successfully completed; and

WHEREAS, in recognition of the Consultant’s contributions to the successful completion of the Transaction, the Company’s board of directors has approved, and the Parties now desire to amend the Agreement to provide for, the issuance of an additional 200,000 shares of the Company’s common stock to the Consultant.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. AMENDMENT TO SECTION 3 (FEES AND EXPENSES)

1.1 Addition of Section 3.5. A new Section 3.5 is hereby added to the Original Agreement, immediately following Section 3.4, to read in its entirety as follows:

“3.5 Transaction Bonus Shares.

(a) In recognition of Consultant’s contributions to the successful completion of the Company’s business combination with Coeptis Therapeutics Holdings, Inc. and the listing of the Company’s common stock on the Nasdaq Global Market (the “Transaction”), and as additional consideration for services rendered under this Agreement, the Company shall issue to Consultant an additional 200,000 shares of the Company’s common stock, $0.001 par value (the “Bonus Shares”). The Bonus Shares shall be validly issued, fully paid, and non-assessable, and shall not be subject to any vesting restrictions, forfeiture, repurchase, or any price-based lock-up, volume-based leak-out, or similar transfer restrictions.

(b) The Company shall use its commercially reasonable efforts to include the Bonus Shares for resale on a resale registration statement on Form S-1 (or such other form as may be available) to be filed by the Company with the SEC.

(c) Consultant hereby reaffirms, as of the date of the Second Amendment to this Agreement and with respect to the Bonus Shares, each of the representations and warranties set forth in Section 7.2, as if fully restated herein with respect to the Bonus Shares, including, without limitation, Consultant’s status as an “accredited investor” within the meaning of Regulation D under the Securities Act and Consultant’s investment intent.

(d) Consultant acknowledges that the Bonus Shares have not been registered under the Securities Act or any state securities laws and, until registered, will constitute “restricted securities” as defined in Rule 144 under the Securities Act. The Bonus Shares may not be pledged, transferred, sold, offered for sale, hypothecated, or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom, and in compliance with applicable state securities laws.”

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2. MISCELLANEOUS

2.1 No Other Changes. Except as expressly modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

2.2 References to the Agreement. From and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereof,” “herein,” “hereunder,” or words of similar import shall be deemed to refer to the Agreement as amended by this Amendment.

2.3 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict of laws principles that would cause the laws of any other jurisdiction to apply.

2.4 Counterparts. This Amendment may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment as of the date first above written.

Z SQUARED, INC. By: _______________________________ Name: David Halabu Title: Chief Executive Officer	GROUP 10 HOLDINGS, LLC By: _______________________________ Name: Adam Wasserman Title: Manager

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